UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PRUSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 2, 2012

INTERPHASE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

1-35267	75-1549797
(Commission File Number)	(IRS Employer Identification No.)

2901 North Dallas Parkway, Suite 200, Plano, Texas	75093
(Address of Principal Executive Offices)	(Zip Code)

(214) 654-5000 (Registrant’s Telephone Number, Including Area Code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 2, 2012, the annual meeting of shareholders of the Company was held. An election of directors of the Company to serve until the next annual meeting for the Company was held. The following six individuals were elected as directors of the Company:

Nominee	Votes cast for	Votes withheld	Non-votes	Uncast
Gregory B. Kalush	2,311,160	1,135,366	2,878,709	0
Mark D. Kemp	3,393,722	52,804	2,878,709	0
Michael J. Myers	2,070,301	1,376,225	2,878,709	0
Kenneth V. Spenser	2,070,316	1,376,210	2,878,709	0
Christopher B. Strunk	2,070,301	1,376,225	2,878,709	0
S. Thomas Thawley	2,032,185	1,414,341	2,878,709	0

There were no abstentions on this matter.

In addition, a ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2012 was held.

Votes cast for	Votes cast against	Votes abstained
6,283,849	33,017	8,369

There were no broker non-votes on this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation

	By:	/s/ Thomas N. Tipton Jr.
Title: Chief Financial Officer, Secretary
Date: May 3, 2012	Vice President of Finance and Treasurer